Exhibit 8.4

SCHEDULE A

SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

(Updated  as of January 2, 2014)

Name of Separate Account	Contracts Funded by Separate Account

American Fidelity Separate Account A Inception Date: January 1, 1999	AFPR1ME GROWTH® Variable Annuity

American Fidelity Separate Account B Inception Date: October 27, 1997	AFAdvantage® Variable Annuity

American Fidelity Separate Account C Inception Date: June 4, 2002	AFMaxx® 457(b) Group Variable Annuity

This Schedule  A to the Participation Agreement  dated  March  30, 2005, as amended,  by and among the parties  identified  below is updated  and effective as of January 2, 2014, and  replaces all prior versions of this schedule.

THE VANGUARD GROUP, INC.	AMERICAN FIDELITY ASSURANCE COMPANY

BY: ___/S/Matthew R. Walker NAME: Matthew R. Walker TITLE: Principal	BY: ___/S/David R. Carpenter NAME: David R. Carpenter TITLE: President

VANGUARD VARIABLE INSURANCE FUND	VANGUARD MARKETING CORPORATION

BY: ___/S/Heidi Starn NAME: Heidi Starn TITLE: Secretary	BY: ___/S/Heidi Starn NAME: Heidi Starn TITLE: Senior Vice President

SCHEDULE B
VVIF PORTFOLIOS

(Updated as of January 2, 2014)

The following Portfolios of the Vanguard Variable Insurance Fund shall be made available as investments underlying the Variable Insurance Products, subject to the limitations set forth in Section 2.13(c) of this Agreement:

Balanced Portfolio
Capital Growth Portfolio
Small Company Growth Portfolio
Total Bond Market Index Portfolio
 Total Stock Market Index Portfolio

This Schedule B to the Participation Agreement dated March 30, 2005, as amended, by and among the parties identified below is updated and effective as of January 2, 2014, and replaces all prior versions of this schedule.

THE VANGUARD GROUP, INC.	AMERICAN FIDELITY ASSURANCE COMPANY

BY: ___/S/Matthew R. Walker NAME: Matthew R. Walker TITLE: Principal	BY: ___/S/David R. Carpenter NAME: David R. Carpenter TITLE: President

VANGUARD VARIABLE INSURANCE FUND	VANGUARD MARKETING CORPORATION

BY: ___/S/Heidi Starn NAME: Heidi Starn TITLE: Secretary	BY: ___/S/Heidi Starn NAME: Heidi Starn TITLE: Senior Vice President

SCHEDULE B
VVIF PORTFOLIOS

(Updated  as of January 2, 2014)

Vanguard Variable Insurance Fund (VVIF):
Balanced Portfolio
Capital Growth Portfolio
Small Company Growth Portfolio
Total Bond Market Index Portfolio
Total Stock Market Index Portfolio

This  Schedule  B to  the  Electronic  Trading Agreement  (VVIF-Only)  dated  October  17, 2012  by and between the parties  identified  below is updated and effective as of January 2, 2014, and replaces all prior versions of this schedule.

THE VANGUARD GROUP, INC.	AMERICAN FIDELITY ASSURANCE COMPANY

BY: ___/S/Matthew R. Walker NAME: Matthew R. Walker TITLE: Principal	BY: ___/S/David R. Carpenter NAME: David R. Carpenter TITLE: President

EXHIBIT B

LARGE TRANSACTION AMOUNTS

Fund Number	Portfolio	Large Transaction Amount

104	Money Market Portfolio	$5,000,000
106	Balanced Portfolio	$1,000,000
107	Equity Index Portfolio	$500,000
108	Equity Income Portfolio	$500,000
109	Growth Portfolio	$500,000
110	International Portfolio	$1,000,000
161	Small Company Growth Portfolio	$1,000,000
257	Total Bond Market Index Portfolio	$1,000,000
260	High-Yield Bond Portfolio	$500,000
274	Short-Term Investment-Grade Portfolio	$1,000,000
277*	Capital Growth Portfolio	$500,000
278	Diversified Value Portfolio	$1,000,000
287	Total Stock Market Index Portfolio	$500,000
288	Mid-Cap Index Portfolio REIT	$200,000
349	Index Portfolio Conservative	$200,000
710	Allocation Portfolio Moderate	$150,000
712	Allocation Portfolio	$150,000

*Effective January 19, 2014